Exhibit (a)(3)(ii)

Please complete this Proxy and return it in the enclosed reply envelope, attn.: Annette Fricks. Do not send your stock certificates with this Proxy.

If you wish to vote “FOR” all the proposals, all you need to do is sign and print your name at the bottom of this Proxy, in accordance with the instructions.

COMMON STOCK OF COMMUNITY BANKSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE JUNE 30, SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appointsJ. Alton Wingate, Annette R. Fricks and Dean C. Swanson and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of Shareholders of Community Bankshares, Inc. (the “Company”) to be held on Thursday, June 30, 2005, and any adjournment or postponement thereof.

1.    To vote on a proposal to approve an amendment to the Company’s Articles of Incorporation, which would: effect a 1-for-500 reverse stock split of the company’s outstanding Common stock; reduce the number of authorized shares of Common Stock from 5,000,000 to 10,000; and increase the par value of the Common Stock from $1.00 per share to $500.00 (the “Reverse Stock Split”).

☐	FOR approval and adoption of the Reverse Stock Split
☐	AGAINST approval and adoption of the Reverse Stock Split
☐	ABSTAIN

2.	Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE PROPOSAL SET FORTH ABOVE, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Date: June __, 2005

Please sign this Proxy exactly as name appears in the Company’s shareholder list.

Please print name exactly as name appears in the Company’s shareholder list.

Note: When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

If shares held by a nominee, please list the name of such nominee

COMMUNITY BANKSHARES, INC.
EMPLOYEE STOCK OWNERSHIP PLAN

NOTICE OF RIGHT TO GIVE VOTING INSTRUCTIONS

To the participants in the Community Bankshares, Inc. Employee Stock Ownership Plan (the “Plan”):

Information About the Proposed Reverse Stock Split and the Shareholder Vote

A special meeting of the shareholders of Community Bankshares, Inc. (the “Company”) will be held on June 30, 2005 to consider and vote on an amendment to the Company’s Articles of Incorporation, which would: effect a 1-for-500 reverse stock split of the Company’s outstanding common stock; reduce the number of authorized shares of common stock from 5,000,000 to 10,000; and increase the par value of the Common Stock from $1.00 per share to $500.00 (the “Reverse Stock Split”), as described in the proxy statement that accompanies this Notice.

As a shareholder of the Company, the Plan will be entitled to vote its shares in favor of or against the Reverse Stock Split. The Plan is the owner of record of the shares, and, therefore, the trustees of the Plan, Steven C. Adams, Elton S. Collins and J. Alton Wingate (the “Trustees”) will vote the Plan’s shares on the participants’ behalf at the special meeting of the shareholders.

Participant Right to Give Voting Directions. Because shares of the Company common stock are credited to your account under the Plan, you have the right to direct the Plan Trustees how to vote the shares credited to your account with regard to the proposed Reverse Stock Split. The Trustees will then follow your direction in voting the shares credited to your account.

We do not know of any other business to be brought before the special meeting but it is intended that, if any other matters properly come before the special meeting, the Trustees will vote upon such matters according to their judgment.

This Notice discusses information in addition to that provided in the proxy statement that will help you decide how to vote the shares allocated to your account. In addition, it describes how to direct the Trustees to vote the shares in your account.

Additional Information for Plan Participants.

In addition to the information provided in the proxy statement attached to this Notice, the following information relates to the Plan as it will be impacted by the Reverse Stock Split.

Effect of the Reverse Stock Split on the Plan The Plan currently holds 346,037 shares that are allocated to participants’ accounts. In addition, there are 16,411 shares that are currently held in a suspense account and are not allocated to participants’ accounts. These suspense account shares represent security for a loan from the Company to the Plan that is used to acquire the Company shares in the Plan.

On the effective date of the Reverse Stock Split, every 500 shares held by the Plan, whether allocated to participants’ accounts or in suspense, will be exchanged for 1 share of stock. No fractional shares of post-split common stock will be issued to the Plan in connection with the Reverse Stock Split. In lieu of receiving fractional shares, the Plan will receive cash from the Company at the rate of $58.14 per pre-split share.

Your account in the Plan will be credited with number of shares that you are entitled to pursuant to the 1-for-500 exchange ratio. In addition, unlike direct record shareholders of the Company, as a Plan participant you will be entitled to any fraction of a share you will be entitled to pursuant to the exchange ratio.

Voting Shares Allocated to Your Account.

As discussed above, the Plan is the owner of record of the shares of the Company common stock held for your account in the Plan. As such, the Trustees of the Plan are the only ones who can vote your shares. However, pursuant to the terms of the Plan, you are entitled to direct the vote of shares credited to your account with respect to the proposal. The Trustees will vote the shares credited to your account in accordance with your instructions.

A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this Notice. You should review this proxy statement before completing your Proxy Card.

Confidentiality of Vote. Your individual voting decision with respect to the Company common stock credited to your account under the Plan will be kept confidential and will not be provided to the Company or the Trustees. Annette Fricks will tabulate the results of the vote, and provide the Trustees with the aggregate voting information needed to vote the shares held by the Plan for the Trustees as directed by the participants.

How to Vote Shares Credited to You under the Plan. To instruct the Trustees on how to vote the shares of the Company common stock credited to your account under the Plan, please complete, sign, and return the attached Proxy Card to the address indicated below. An envelope to return your Proxy Card is enclosed. We must receive the Proxy Card by the time of the special meeting in order for the Trustees to follow your instructions. If your Proxy Card is received after that date, it will be treated as if it were never returned and the Trustees will vote in favor of the Reverse Stock Split.

Please note that this request for voting instructions is separate from any proxy request you may receive with respect to any direct holdings you may have in the Company common stock outside of the Plan. In addition, you will not be able to consolidate your shares held directly and in the Plan to change the consideration you are entitled to as a direct record holder or as a Plan participant.

If the Proxy Card is properly completed, signed and returned, the shares allocated to your account under the Plan will be voted by the Trustees for the Plan in accordance with your direction.

Incomplete or Unreturned Proxy Cards.

If:

▪	your Proxy Card is signed and returned without a voting direction
▪	your Proxy Card is not returned
▪	your Proxy Card is returned unsigned,

THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE VOTED BY THE TRUSTEES IN FAVOR OF THE REVERSE STOCK SPLIT.

If you direct the Trustees to abstain from voting, the shares allocated to your account will not be voted which will have the same effect of a vote AGAINST the proposal described above.

If you have any questions regarding the voting procedure or your rights to direct the Trustees to vote your shares in the Plan, please contact Annette Fricks, at (706) 778-2265.

THIS PROXY CARD IS SOLICITED BY THE TRUSTEES OF
THE COMMUNITY BANKSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated June 13, 2005, and does hereby direct the Trustees to vote in person or by proxy all of the shares of Community Bankshares, Inc. (the “Company”) common stock credited to the undersigned’s account under the Community Bankshares, Inc. Employee Stock Ownership Plan (the “Plan”) at the special meeting of shareholders to be held on Thursday, June 30, 2005, and any adjournment or postponement thereof:

1.
To vote on a proposal to approve an amendment to the Company’s Articles of Incorporation, which would: effect a 1-for-500 reverse stock split of the company’s outstanding Common stock; reduce the number of authorized shares of Common Stock from 5,000,000 to 10,000; and increase the par value of the Common Stock from $1.00 per share to $500.00 (the “Reverse Stock Split”).

☐	FOR approval and adoption of the Reverse Stock Split
☐	AGAINST approval and adoption of the Reverse Stock Split
☐	ABSTAIN

2.	Such other business as may properly come before the meeting.

Please complete, date, sign and return this Proxy Card in the enclosed envelope. It must be received by no later than the date of the Special Meeting, June 30, 2005

If the Proxy Card is properly completed, signed and returned, the shares allocated to your account under the Plan will be voted by the Trustee for the Plan in accordance with your direction. IF YOUR PROXY CARD IS SIGNED AND RETURNED WITHOUT A VOTING DIRECTION, THE SHARES WILL BE VOTED BY THE TRUSTEES FOR THE REVERSE STOCK SPLIT. IF YOUR PROXY CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE SHARES WILL BE VOTED BY THE TRUSTEES FOR THE REVERSE STOCK SPLIT. If you direct the Trustee to abstain from voting, the shares will not be voted which will have the same effect of a vote against the proposal described above.

Dated: June ___, 2005.
Signature PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.